Exhibit 10.1

CONTRACT OF SALE

THIS CONTRACT OF SALE (this “Agreement”) is made and entered into as of the 15th day of April, 2005, by and between Metro Affiliates, Inc., a New York corporation having an address at 399 Exterior Street, Bronx, New York  10451(“Seller”) and Pantheon Properties, LLC, a New Jersey limited liability company, having an address at 119 W. 57th Street, Penthouse South, New York, NY  10019 (“Purchaser”).

W I T N E S S E T H:

A.            Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement:  (a) the parcel of land more particularly described on Exhibit A attached hereto and made a part hereof (collectively, the “Land”), together with all right, title and interest, if any, of Seller in and to any streets and roads adjoining the Land, (b) the buildings, improvements and other structures, including an existing billboard located upon the Land (collectively, the “Improvements”), (c) all other easements and rights appurtenant to the Land, if any (collectively, the “Appurtenant Rights”), (d) all right, title and interest of Seller in, to and under the Leases (as hereinafter defined), and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property owned by Seller and attached or appurtenant to the Land or Improvements which are (collectively, the “Personal Property”; the Land, the Appurtenant Rights, the Improvements, the Leases, and the Personal Property, collectively, the “Property”).

B.            Purchaser acknowledges that the Property is being sold on an “as is” “where is” and “with all faults” basis on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for $10.00 in hand paid and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.             Purchase and Sale.  Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.

2.             Purchase Price.  The purchase price (the “Purchase Price”) for the Property shall be the sum of $4,460,000.

3.             Payment of Purchase Price.  The Purchase Price shall be paid to Seller by Purchaser as follows:

3.1           Deposit.  Concurrently herewith, Purchaser shall deposit with Stroock & Stroock & Lavan LLP (“Escrowee”) by a bank wire transfer of immediately available federal funds to an account designated by Escrowee the sum of $25,000 (together with all interest thereon, the “Initial Deposit”), which Initial Deposit shall be held by Escrowee in accordance with the terms and conditions of Section 10 hereof.  Upon the expiration of the Due Diligence Period, as defined in Section 4.2, unless the Agreement is otherwise terminated pursuant to its terms, Purchaser shall deposit an additional sum with Escrowee in the amount of Twenty Five Thousand ($25,000) Dollars (the “Additional Deposit”).  The Initial Deposit and/or the Additional Deposit, together with all interest thereon, may at times herein be collectively or singularly referred to as the “Deposit”.  Upon the expiration of the Due Diligence Period, the Deposit shall become non-refundable, subject to the terms of this Agreement.

3.2           Closing Payment.  The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be paid by Purchaser, by wire transfer of immediately available federal funds to an account or accounts designated in writing by Seller.

4.             Title Matters; Conditions Precedent.

4.1           Title Matters.

4.1.1        Title to the Property.

(a) As a condition to the Closing (as defined in Section 5) a title insurance company licensed to do business in New York State (collectively, the “Title Company”) shall have committed to insure Purchaser as the fee owner of the Property in the amount of the Purchase Price by issuance of an ALTA (1992 form) owner’s title insurance policy (the “Owner’s Policy”) subject only to the Permitted Exceptions (as hereinafter defined).

(b) Purchaser received a commitment No. NY041505 (the “Title Commitment”) for an owner’s fee title insurance policy with respect to the Property from Commonwealth Land Title Insurance Company (the “Title Company”), a copy of which has been delivered to Seller’s counsel.  Purchaser has not completed its review of the Title Commitment and Purchaser shall order, at its sole cost and expense, within five (5) Business Days following the date of execution and delivery by both parties of this Agreement, from the Title Company, and shall cause the Title Company to deliver an updated version of the Title Commitment (the “Updated Title Commitment”), together with, to the extent not previously delivered, true, legible (to the extent available) and complete copies of all instruments giving rise to any defects or exceptions to title to the Property, to Seller’s attorneys concurrently with delivery of the Updated Title Commitment to Purchaser or Purchaser’s attorneys.  If Purchaser should object to any exceptions(s) to title to the Property which appear in either the Title Commitment or the Updated Title Commitment other than the Permitted Exceptions (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, and Purchaser shall provide Seller with written notice  (the “Title Objection Notice”) thereof within fifteen (15) days after receipt of the Updated Title Commitment by Purchaser’s attorneys, Seller, in its sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1.  Purchaser hereby waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close this transaction, any Unpermitted Exception of which Purchaser does not notify Seller within such fifteen (15) day period pursuant to the Title Objection Notice unless (i) such Unpermitted Exception was first raised by the Title Company subsequent to the date of the Updated Title Commitment by a commitment modification accompanied by legible (to the extent available) and complete copies of instruments giving rise to the Unpermitted Exception, and (ii) Purchaser shall notify Seller of the same within seven (7) days after the Title Company shall notify Purchaser’s counsel of such Unpermitted Exception (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unpermitted Exception as an objection to title or as a ground for Purchaser’s refusal to close the transaction contemplated by this Agreement).  Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right to adjourn the Closing for a period not to exceed sixty (60) days (such period of time being herein called the “Extension Period”), provided that Seller shall notify Purchaser, in writing, within ten (10) days after receipt by Seller of the Title Objection Notice, whether or not it will endeavor to eliminate such Unpermitted Exceptions.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Seller shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Property, notwithstanding that Seller may have attempted to do so, or may have obtained an adjournment of the Scheduled Closing Date for such purpose; provided, however, Seller shall, on or before Closing, satisfy any mortgage or deed of trust or other lien or security instrument (including oustanding UCC Statements) placed on the Property by Seller or any other matter voluntarily created by Seller after the date hereof.

(c) In the event that Seller is unable, or elects not, to eliminate all Unpermitted Exceptions in accordance with the provisions of this Section 4.1.1, and to convey title to the Property in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 4.1.1(b)), Seller shall notify Purchaser that it elects not to remove the same, in which event Purchaser shall have the right, as its sole remedy for such election of Seller, by delivery of written notice to Seller within five (5) Business Days following receipt of notice from Seller of its election not to remove such Unpermitted Exceptions, to either (i) terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall return the Deposit, to Purchaser together with the Termination Fee referred to in Section 4.2.2 hereof, subject to satisfaction of the conditions set forth in such Section, and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement), or (ii) accept title to the Property subject to such Unpermitted Exception(s) without an abatement in or credit against the Purchase Price.  The failure of Purchaser to deliver timely any written notice of election under this Section 4.1.1(c) shall be conclusively deemed to be an election under clause (ii) above.

(d) If, on the Closing Date, there are any liens or encumbrances that Seller is obligated to discharge under this Agreement, Seller shall have the right (but not the obligation) to use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, and the same shall not be deemed to be Unpermitted Exceptions.

4.1.2        Permitted Exceptions to Title.  The Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):

(a) any state of facts that an accurate survey may show;

(b) those matters specifically set forth on Exhibit B attached hereto for each parcel forming the Property;

(c) all laws, ordinances, rules and regulations of the United States, the State and City of New York, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated on or before Closing;

(d) all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable;

(e) any other matter or thing affecting title to the Property that Purchaser shall have agreed or be deemed to have agreed to waive as an Unpermitted Exception;

(f) a lease with Seller (the “New Lease”) in the form of Exhibit C hereto to be entered into on the Closing Date and created immediately following delivery of the deed as contemplated by this Agreement.

4.1.3        Survey.  Purchaser shall order, at its sole cost and expense, within five (5) business days following the date of execution and delivery by both parties of this Agreement, a survey of the Property, prepared by a surveyor licensed by the State of New York, certified by said surveyor to Purchaser and Seller as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements, and cause a copy of the survey to be delivered to Seller and Seller’s attorneys simultaneously with the delivery of same to Purchaser.

4.2           Due Diligence Reviews.  Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until 5:00 p.m. (Eastern time) on the date which shall be the forty-fifth  (45th) day from the date of execution and delivery by both parties of this Agreement (including such date of delivery) TIME BEING OF THE ESSENCE (the period of time commencing upon the above delivery date and continuing through, and including the forty-fifth  (45th) day from the date of execution and delivery by both parties of this Agreement (including such date of delivery) being herein called the “Due Diligence Period”) within which to perform and complete all of Purchaser’s due diligence examinations, reviews of environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2.  The Investigations as to environmental matters shall be limited to the items set forth in Schedule 4.2 hereto.  During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to the Property upon reasonable advance notice.  Any entry upon the Property and all Investigations shall be made or performed during Seller’s normal business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Property of Seller.  Purchaser shall:

(a) promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations;

(b) fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

(c) permit Seller to have a representative present during all Investigations undertaken hereunder;

(d) take all actions and implement all protections necessary to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;

(e) furnish to Seller, at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of the Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property promptly after Purchaser’s receipt of same;

(f) maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser and Seller as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or Purchaser’s Representatives’ (as hereinafter defined) entry upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or Purchaser’s Representatives, all of which insurance shall be on an “occurrence form” and otherwise in such forms reasonably acceptable to Seller and with an insurance company reasonably acceptable to Seller, and deliver a copy of such insurance policy to Seller prior to the first entry on the Property;

(g) not permit the Investigations or any other activities undertaken by Purchaser or Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, immediately discharge of record any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

(h) indemnify Seller and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Seller’s behalf or otherwise related to or affiliated with Seller (collectively,

“Seller Related Parties”) and hold harmless Seller and Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements), suffered or incurred by Seller or any Seller Related Party to the extent arising out of or in connection with (i) Purchaser’s and/or Purchaser’s Representatives’ entry upon the Property, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or Purchaser’s Representatives with respect to the Property.  The foregoing indemnity shall not include any claims, demands, causes of action, losses, damages, liabilities, costs or expenses (including, without limitation, attorneys’ fees and disbursements) that result solely from the mere discovery, by Purchaser or Purchaser’s Representatives, of existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement.

Without limiting the foregoing, in no event shall Purchaser or Purchaser’s Representatives, without the prior written consent of Seller:  (x) except as set forth in Schedule 4.2, make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like), and/or (y) contact any Governmental Authority having jurisdiction over the Property, provided that in no event shall the foregoing preclude the Title Company from searching any Governmental Authority records or Purchaser searching Governmental Authority records customarily searched in connection with an environmental Phase I investigation.

The foregoing obligations shall survive the Closing or a termination of this Agreement.

4.2.1        Property Information and Confidentiality.  All Information (as hereinafter defined) provided to Purchaser shall be subject to the following terms and conditions:

(a)           Neither Seller nor any Seller Related Party makes any representation or warranty as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted other than that Seller has delivered full and complete copies of all of the material in question.

(b)           Purchaser agrees that neither Purchaser nor Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association the Information, or any other knowledge or information acquired by Purchaser or Purchaser’s Representatives from Seller, any Seller Related Party or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Purchaser or Purchaser’s Representatives or subsequently through no breach of the provisions hereof.  Notwithstanding the foregoing, Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Purchaser deems necessary or desirable to Purchaser’s Representatives in connection with

Purchaser’s Investigation and the transaction contemplated hereby, provided that those to whom such Information is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof provided, however, with respect to disclosures to Purchaser’s mortgage lender, an agreement therefrom as to confidentiality shall not be required but Purchaser shall be responsible for any loss or damage resulting from disclosure of confidential material by such lender in violation hereof.

(c)           Purchaser shall indemnify and hold harmless Seller and all Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred by Seller or any Seller Related Party to the extent arising out of or in connection with a breach by Purchaser or Purchaser’s Representatives of the provisions of this Section 4.2.1.

(d)           Purchaser and Purchaser’s Representatives shall use reasonable care to maintain in good condition all of the Information furnished or made available to Purchaser and/or Purchaser’s Representatives in accordance with this Section 4.2.  In the event this Agreement is terminated, Purchaser and Purchaser’s Representatives shall promptly deliver to Seller all originals and copies of the Information in the possession of Purchaser and Purchaser’s Representatives.

(e)           As used in this Agreement, the term “Information” shall mean any all environmental reports and records relating to the Property, including, without limitation, testing results and reports, permits, licenses, certificates and correspondence from Governmental Authorities.  All Information shall be delivered to Purchaser or made available for review by, Purchaser’s directors, officers, employees, affiliates, partners, members, or other representatives, including, without limitation, attorneys, and accountants (collectively, “Purchaser’s Representatives”), by Seller or any Seller Related Party or their agents or representatives within five (5) Business Days following execution and delivery of this Agreement by the parties. .

(f)            In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.1.

(g)           The provisions of this Section 4.2.1 shall survive the Closing until termination of the New Lease or a termination of this Agreement provided that, after Closing, Information may be made available to prospective mortgagees (including mortgage brokers) or purchasers, lessees and/or investors for the Property.

4.2.2        Termination Right.  If, on or before the expiration of the Due Diligence Period, based upon the Investigations and/or the Information, Purchaser shall determine that it no longer intends to acquire the Property for any reason, then Purchaser shall promptly notify Seller of such determination in writing on or before 5:00 p.m. (Eastern time) on the date that is one (1) Business Day immediately following the date the Due Diligence Period shall expire (such notice being herein called the “Termination Notice”), whereupon the Initial

Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the Closing or a termination of this Agreement).  If Purchaser shall deliver to Seller, prior to, or within two (2) Business Days of, the delivery of the Termination Notice, copies of all reports, studies or other information obtained or received in connection with Investigations including, without limitation, all environmental reports and studies including those relating to the matters described in Schedule 4.2 hereto, Seller shall promptly reimburse Purchaser for the cost of the environmental study or studies but in no event in excess of $15,000 (the “Termination Fee”).  In the event that Purchaser shall fail to deliver the Termination Notice to Seller on or before the date and time set forth above, Purchaser shall be deemed to have agreed that the foregoing matters are acceptable to Purchaser and that it intends to proceed with the acquisition of the Property without a reduction in, or an abatement in or credit against, the Purchase Price (and, thereafter, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.2).

4.2.3 Possible Environmental Remediation.  In the event that (i) the Investigations give rise to a claim of an existing environmental condition with respect to the Property, and (ii) Purchaser has elected not to deliver a Termination Notice pursuant to Section 4.2.2 above, Purchaser shall deliver written notice to Seller setting forth the basis for such claimed environmental condition (including copies of any written reports) and agreeing that Purchaser has not otherwise elected to terminate this Agreement.  Seller and Purchaser shall thereafter promptly select a mutually acceptable environmental consultant/contractor (“the Consultant”) to evaluate the claim and to prepare a written cost estimate for the correction or remediation thereof (the “Cost Estimate”).  Any party(ies) identified in Schedule 4.2.3-A shall be deemed a mutually acceptable Consultant.  If the Cost Estimate shall be less than $200,000: (a) Seller and Purchaser shall jointly and promptly engage one of the Consultants to undertake to perform the work necessary for correcting or remediating the environmental condition, (b) the Closing shall occur promptly after such engagement as otherwise contemplated by Section 5 hereof, and (c) Seller shall, at Closing, deposit in escrow with the Title Company from purchase proceeds for the Property an amount equal to 125% of the Cost Estimate, but in no event in excess of $200,000, pursuant to an escrow agreement described below.  If the Cost Estimate shall be in excess of $200,000, Purchaser shall have the option, to be exercised by notice in writing to Seller to be given within ten (10) days of receipt of the Cost Estimate by Purchaser, to: (y) terminate this Agreement by delivery to Seller of a Termination Notice of the character described in Section 4.2.2 above, or (z) agree to contribute to the correction or remediation costs as contemplated below.  If Purchaser should fail to exercise its options pursuant to (y) or (z) above, Purchaser shall be deemed to have selected alternative (z). If Purchaser shall terminate this Agreement pursuant to (y), the Termination Fee referred to in Section 4.2.2 shall be paid to Purchaser subject to the satisfaction of the conditions set forth therein with respect to delivery of reports and studies.  If the Purchaser shall agree to contribute to the cost of correction or remediation pursuant to this Section, the provisions of (a) and (b) above shall be applicable and, at closing Seller and Purchaser shall each deposit an amount in escrow with the Title Company, which amount shall be $200,000 for Seller and 125% of the Cost Estimate in excess of $200,000 plus 25% of the Cost Estimate between $160,000 and $200,000 for Purchaser.  The escrow agreement (the “Escrow Agreement”) with the Title Company shall be in the form of Schedule

4.2.3-B hereto and both parties agree to execute and deliver such escrow agreement.  Funds in escrow shall be advanced to pay for the work involved for correction or remediation of the environmental condition as such work progresses.  Evidence of completion of correction or remediation of the environmental condition shall be delivered to Seller and Purchaser and shall consist of a written notice to the effect that no further action is required with respect to such environmental condition from either the Department of Environmental Conservation (“DEC”), if the environmental condition shall have been reported to, and is subject to the jurisdiction and oversight of, the DEC, or from the Consultant in any other instance.  In the event that any additional environmental condition shall be discovered in the conduct of the work originally contemplated under the Cost Estimate, the Consultant shall be instructed to prepare a written cost estimate of the additional work required for correction or remediation thereof and Purchaser, after receipt thereof, shall promptly deposit 125% of such amount in escrow with the Title Company.  The Consultant shall thereafter proceed with the correction or remediation of the additional condition as otherwise contemplated hereunder.  Any balance in the escrow after completion of all of the work involved for all conditions shall be retained by Seller unless the final cost of all work shall be less than 75% of the Cost Estimate, in which event Seller shall receive an amount equal to the difference between 75% of the Cost Estimate and the final cost of all work.

If the Seller shall challenge the existence of an environmental condition initially claimed by Purchaser, such existence shall be determined by one of the Consultants selected by Seller in the process of the determination of the Cost Estimate.  Seller and Purchaser agree that if at any time Purchaser’s mortgage lender shall require that the escrow deposit to be held by the Title Company hereunder shall be transferred to such lender, the Title Company shall be directed to make such transfer, subject to execution and delivery of a mutually agreeable escrow agreement with such lender substantially in accordance with Section 4.2.3-B hereto.

4.3           Conditions Precedent to Obligations of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the performance and observance by Seller of all covenants, warranties and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date, the correctness of the representations and warranties of Seller on the Closing Date and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, any or all of which may be waived by Purchaser in its sole discretion.

4.4           Conditions Precedent to Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the performance and observance by Purchaser of all covenants and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date, and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Seller specifically set forth in this Agreement, any or all of which may be waived by Seller in its sole discretion.

5.             Closing.  If this Agreement shall not be terminated as provided herein.  The closing (the “Closing”) of the sale and purchase contemplated herein shall occur at 10:00 a.m. within thirty (30) days after expiration of the Due Diligence Period at the offices of Stroock

& Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 or, if applicable, at the office of Purchaser’s financing institution or their counsel in the New York metropolitan area (the date on which the Closing shall occur being herein referred to as the “Closing Date”).  The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.

5.1           Seller Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Purchaser as the case may be the following items executed and acknowledged by Seller, as appropriate:

(a)           a deed (the “Deed”) in the form attached hereto and made a part hereof as Schedule 5.1(a).

(b)           intentionally deleted.

(c)           a certification of non-foreign status in the form attached hereto and made a part hereof as Schedule 5.1(c).

(d)           intentionally deleted.

(e)           copies of all existing surveys, blueprints, drawings, plans and specifications for or with respect to the Property or any part thereof, to the extent the same are in Seller’s possession.

(f)            intentionally omitted.

(g)           An assignment of the Billboard Lease referred to in Section 7.1.1(a) in the form of Schedule 5.1(g).

(h)           intentionally deleted.

(i)            such further instruments as may be necessary to record the Deed.

(j)            evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder including, without limitation, a certificate of a corporate resolution of Seller’s board of directors authorizing the transactions contemplated by this Agreement, and an affidavit relating to title items which cannot be searched or otherwise ascertained by the Title Company in the form of Schedule 5.1(j).

(k)           for New York City Property, a duly executed counterpart of the New York City Real Property Transfer Tax Return, or electronic filing thereof, if required together with payment of applicable taxes.

(l)            for New York State Property:  (i) a duly executed counterpart of the Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (Form TP-584) or electronic filing thereof, if required, together with payment of applicable taxes, and (ii) a duly executed counterpart of the State of New York, State Board of Real Property Services, Real Property Transfer Report (RP – 5217) or electronic filing thereof, if required.

(m)          the New Lease.

(n)           a notice of the transfer of the Property to the tenant under the Billboard Lease.

(o)           the Escrow Agreement, if needed.

5.2           Purchaser Deliveries.  At the Closing, Purchaser shall deliver or cause to be delivered to Seller, the following items executed and acknowledged by Purchaser, as appropriate:

(a)           payment of the Purchase Price to be made in accordance with Section 3 above.

(b)           an assumption of the Billboard Lease in the form of Schedule 5.1(g).

(c)           all applicable transfer tax forms referred to in 5.1 above, if any, which require execution by a grantee.

(d)           such further instruments as may be necessary to record the Deed.

(e)           evidence reasonably satisfactory to Seller and the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered hereunder including, without limitation, a certificate of the managing member of Purchaser confirming authorization of the transactions contemplated by this Agreement.

(f)            the New Lease.

(g)           the Escrow Agreement, if needed.

5.3           Reaffirmation.  The Closing of the transactions contemplated hereby this Agreement shall constitute a reaffirmation, as of the Closing Date, of the parties respective representations and warranties set forth herein.

5.4           Closing Costs.  Seller shall pay all transfer taxes, including transfer taxes of the State and City of New York, payable in connection with the transaction contemplated herein.  Purchaser shall pay (a) the title insurance premium for an Owner’s Policy or Policies, (b) the cost of any title endorsements and affirmative insurance required by Purchaser, (c) the costs of any survey (or an update thereof), (d) all recording charges payable in connection with the recording of each Deed, and (e) all fees, costs or expenses in connection with any of Purchaser’s due diligence reviews.  Any other closing costs shall be allocated in accordance with local custom.  Except as expressly provided in the indemnities set forth in this Agreement, Seller and

Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as hereinafter provided.  The provisions of this Section 5.3 shall survive the Closing or a termination of this Agreement.

5.5           Prorations.

5.5.1        Since the New Lease provides for the payment by the Seller of all expenses of the Property, no Closing prorations shall be made.  Seller shall provide evidence reasonably satisfactory to Purchaser that all real estate taxes and other charges referred to in Section 4.1.2(d) have been paid.

5.5.2        The provisions of this Section 5.4 shall survive the Closing.

6.             Condemnation or Destruction of Property.  In the event that, after the date hereof but prior to the Closing Date, either (i) any portion of the Property is taken pursuant to eminent domain proceedings or condemnation or (ii) any of the improvements on the Property (other than the Billboard) are damaged or destroyed by fire or other casualty, Seller shall promptly deliver, or cause to be delivered, to Purchaser, notice of any such eminent domain proceedings or casualty.  If the amount of the damage (as determined by an independent third party contractor or engineer selected by Seller and reasonably approved by Purchaser) shall exceed the sum of $446,000 or the condemnation shall affect greater than 10% of the area of the Land, Purchaser shall, in either case, have the right to terminate this Agreement by written notice to Seller given within ten (10) days after Seller’s notification to Purchaser of the estimated amount of damages or the determination of the area affected by the condemnation, whereupon the Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement).  If the Agreement shall not be terminated by Purchaser, the parties shall proceed to Closing as contemplated by this Agreement and Seller shall be obligated for repair or restoration as provided in the New Lease, regardless of whether the damage occurred prior to the commencement of the New Lease.  In connection with the repairs or restoration occasioned by a condemnation, any excess condemnation award after completion of repair or construction shall be paid to Purchaser.  Seller and Purchaser agree to cooperate with each other in connection with pursuit and the settlement of any condemnation award referred to herein.  The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casually or a condemnation or eminent domain proceeding (including, without limitation, Section 5-1311 of the General Obligations Law of the Sate of New York).

7.             Representations, Warranties and Covenants.

7.1           Representations, Warranties and Covenants of Seller.

7.1.1        Representations and Warranties of Seller.  Subject to the provisions of this Section 7.1.1, Seller hereby represents, warrants and covenants to Purchaser that, as of the date of this Agreement:

(a)           Leases.  Seller has no knowledge of any leases, licenses or other occupancy agreements (written or oral) to which Seller is a party or is bound affecting any portion of the Property (collectively “Leases”) which will be in force on the Closing Date other than the Lease Agreement dated August 5, 1999, between Seller and Outer Limits, LLC relative to a billboard on the Land (the “Billboard Lease”).

(b)           Litigation.  To the best of Seller’s knowledge, there is no pending or threatened litigation or condemnation action against the Property or against Seller with respect to the Property as of the date of this Agreement other than pending workmen’s compensation cases.

(c)           No Insolvency.  Seller is not a debtor in any state or federal insolvency, bankruptcy, receivership proceeding.

(d)           Non-Foreign Person.  Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code or any related regulations, as amended.

(e)           Contracts.  Seller has not entered into any service or equipment leasing contracts relating to the Property other than contracts which Seller shall utilize as tenant under the New Lease, which shall in no event be binding on Purchaser.

(f)            Due Authority.  This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Seller.  Seller is a corporation, duly organized and validly existing and in good standing under the laws of the State of New York, and is duly authorized and qualified to do all things required of it under this Agreement.

(g)           Personal Property.  To the best of Seller’s knowledge, the Personal Property has not been assigned or conveyed to any other party (other than (i) as security for financing which shall be, with respect to the Property, released at Closing and (ii) to Purchaser at Closing pursuant to the terms of this Agreement).

(h)           Environmental Matters.  To the best of Seller’s knowledge, as of the date of this Agreement, Seller has not received written notice from any governmental authority of any material violation at the Property of laws or regulations relating to Hazardous Materials (as hereinafter defined) other than as disclosed in material delivered by Seller to Purchaser as contemplated below.  For purposes of this Agreement, the term Hazardous Materials shall mean (a) any toxic substance or hazardous waste, hazardous substance or related hazardous material; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; and (c) any substance, material, chemical pollutant or contaminant which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” or words of similar import under any federal, state or local statute, law, code, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.] and other environmental laws of similar character.  Copies of any notices or correspondence relating to any environmental conditions on the Property, including those from any Governmental Authority, have been, or will be within five (5) Business Days from the date of delivery of this Agreement by Seller and Purchaser, delivered to Purchaser and copies of any additional such notices or correspondence received by Seller after the date of delivery of this Agreement shall be promptly delivered to Purchaser.  Other than as set forth in the Phase I Environmental Assessment Report prepared by National Assessment Corporation, dated August 25, 2004, and the notices and correspondence referred to herein and delivered to Purchaser, Seller has no knowledge of any environmental problem or alleged problem on the Property.

(i)            Seller has not entered into any outstanding agreement for the transfer, or possible transfer, of the Property (other than this Agreement).

(j)            Seller does not own any land adjoining or contiguous to the Land.

(k)           There are currently no real estate tax certiorari proceedings affecting the Property, although Seller reserves the right to institute such proceedings.

(l)            The representations, warranties and covenants of Seller (i) set forth in 7.1.1(d) and (f) shall survive the Closing, and (ii) set forth in 7.1.1(a), (b), (c), (e), (g), (h), (i), and (j) shall survive Closing for one hundred twenty (120) days

7.1.2        GENERAL DISCLAIMER.  EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”,”WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF.  PURCHASER ACKNOWLEDGES THAT, PURCHASER HAS EXAMINED, REVIEWED AND INSPECTED ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR PURCHASER’S PURPOSES.

EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT:  (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT.  THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.

7.2           Interim Covenants of Seller.  Until the Closing Date or the sooner termination of this Agreement in accordance with the terms and conditions of this Agreement:

7.2.1        Seller shall maintain the Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business (such as maintenance obligations but not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller subject, however, to the provisions of Section 6 of this Agreement.

7.2.2        Seller shall not enter into any contract or agreement relating to the Property which will be binding on Purchaser or which will run with the land.

7.2.3        Intentionally Omitted.

7.2.4        Seller will use commercially reasonable efforts keep in force and effect with respect to the Property the insurance policies currently carried by Seller or policies providing similar coverage through the Closing Date.

7.3           Representations, Warranties and Covenants of Purchaser.

7.3.1        Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller that this Agreement and all agreements, instruments and documents herein provided to be executed or caused to be executed by Purchaser are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Purchaser.  Purchaser is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of New York and is duly authorized and qualified to do all things required of it under this Agreement.  The representations and warranties of Purchaser shall survive the Closing.

8.             Release and Survival.

8.1           Intentionally Omitted.

8.2           RELEASE.  EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH, A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF, PROVIDED, HOWEVER, THE FOREGOING SHALL NOT AFFECT OBLIGATIONS OF THE PARTIES ARISING UNDER THE NEW LEASE.  THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.

8.3           Survival.  The provisions of this Section 8 shall survive the Closing or earlier termination of this Agreement.

9.             Remedies For Default and Disposition of the Initial Deposit and the Additional Deposit.

9.1           SELLER DEFAULTS.  IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN PURCHASER SHALL HAVE, AS ITS EXCLUSIVE REMEDIES THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE RETURNED TO PURCHASER TOGETHER WITH THE TERMINATION FEE (SUBJECT TO SATISFACTION OF THE CONDITIONS IN SECTION 4.2.2 RELATING TO DELIVERY OF COPIES OF REPORTS, AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT), PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH, OR (B)  SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS OF SELLER’S DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY.  IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO

NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE.

9.2           PURCHASER DEFAULTS.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, IN THE EVENT THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL NOT CLOSE ON ACCOUNT OF PURCHASER’S DEFAULT, THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT.  IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.

9.3           Disposition of Deposit.  In the event the transaction contemplated by this Agreement shall close, the Deposit shall be applied as a partial payment of the Purchase Price.

10.           Escrow Provisions.

10.1         Escrow.  Escrowee shall hold the Deposit in escrow and not in trust in a special interest bearing account.  Escrowee shall pay the Deposit to Seller at the Closing or otherwise in accordance with this Agreement.  If, prior to the Closing, either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand.  If a notice of objection to the proposed payment is not received from the other party within five (5) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand.  If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (a) a notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit, or (c) a judgment or order of a court of competent jurisdiction

10.2         Terms.  The parties further agree that:

(i)            Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

(ii)           Escrowee shall not be bound in any way by any other contract or understanding between the parties hereto, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;

(iii)          Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;

(iv)          Escrowee shall not be liable for any action taken or omitted by Escrowee in good faith and believed by Escrowee to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by gross negligence of willful misconduct of Escrowee;

(v)           Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;

(vi)          Escrowee may resign at any time upon at least five (5) days prior written notice to the parties hereto.  If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent.  From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent.  If for any reason the parties hereto shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

(vii)         Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee’s acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of Escrowee’s gross negligence or willful misconduct;

(viii)        In the event that a dispute shall arise in connection with this Agreement, or as to the rights of any of the parties in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the

Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or  (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Deposit;

(ix)           Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained; and

(x)            The parties hereto represent that prior to the negotiation and execution of this Agreement they were advised that Escrowee was representing Seller as its attorney in connection with this Agreement and the transaction referred to herein and the parties hereto covenant that they shall not object, on the grounds of conflict of interest or otherwise, to Escrowee continuing to act as Seller’s attorney in connection with this Agreement and the transaction contemplated herein, or to act as Seller’s attorney in connection with any dispute in connection herewith or any other matter, as well as act as Escrowee hereunder.

10.3         Survival.  The provisions of this Section 10 shall survive the Closing or a termination of this Agreement.

11.           Miscellaneous.

11.1         Brokers.

11.1.1      Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement.  In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser.  The indemnification obligations under this Section 11.1.1 shall survive the Closing or a termination of this Agreement.

11.2         Limitation of Liability.

11.2.1      Intentionally Omitted.

11.2.2      No shareholder or agent of Seller, nor any Seller Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

11.2.3      No member or agent of Purchaser, nor any Purchaser Related Party, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.  For the purposes hereof, a Purchaser Related Party shall mean any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Purchaser’s behalf or otherwise related to or affiliated with Purchaser.

11.2.4      The provisions of this Section 11.2 shall survive the Closing or a termination of this Agreement.

11.3         Exhibits; Entire Agreement; Modification.  All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of ) this Agreement.  This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters.  This Agreement may not be modified or amended except by written agreement signed by both parties.

11.4         Business Days.  Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day.  As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York are not required or authorized to be closed for business.

11.5         Interpretation.  Section headings shall not be used in construing this Agreement.  Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement.  As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.  Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner.  Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

11.6         Governing Law.  This Agreement, shall be construed and enforced in accordance with the laws of the State of New York.

11.7         Successors and Assigns.  Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Seller, which consent may be given or withheld in the sole and absolute discretion of Seller; provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable.  Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.  Notwithstanding the foregoing, Purchaser may assign and transfer this Agreement to an entity which is affiliated with or related to Purchaser and over which Kenneth Cohen has management control, provided Seller is provided with evidence of the foregoing reasonably satisfactory to Seller.

11.8         Notices.  All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given, if in writing and shall be deemed received (a) upon delivery, if delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery), (b) one (1) Business Day after having been deposited for next day overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

To Seller:

Metro Affiliates, Inc.
399 Exterior Street
Bronx, New York 10451
Attention:	Neil Abitabilo
Facsimile:	(718) 447-5105
Telephone:	(718) 556-8081

With a copy to

Peter Silverman, Esq.
Silverman, Sclar, Shin & Byrne
381 Park Avenue South, Suite 1601
New York, NY 10016
(212) 779-8600

With a Copy To:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention:	Edward Martin, Esq.
Facsimile:	(212) 806-6006
Telephone:	(212) 806-5400

To Purchaser:

Pantheon Properties, LLC
119 W. 57th Street
Penthouse South
New York, New York, 10019
Attention: Kenneth Cohen
Facsimile:	(212) 265-8158
Telephone:	(212) 265-8151

With a Copy To:

Farer Fersko, a Professional Association
600 South Avenue
P.O. Box 580
Westfield, New Jersey 07091
Attention:	Jack Fersko, Esq.
Facsimile:	(908) 789-8660
Telephone:	(908) 789-8550

To Escrowee:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention:	Edward Martin, Esq.
Facsimile:	(212) 806-6006
Telephone:	(212) 806-5569

11.9         Third Parties.  Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement.  This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

11.10       Legal Costs.  The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs.

11.11       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

11.12       Effectiveness.  In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

11.13       No Implied Waivers.  No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy.  No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

11.14       Discharge of Seller’s Obligations.  Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.

11.15       No Recordation.  Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

11.16       Unenforceability.  If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.

11.17       Waiver of Trial by Jury.  SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.  The provisions of this Section shall survive the Closing.

11.18       Disclosure.  Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.  For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction.  The provisions of this Section shall survive the Closing.

11.19       No Solicitation.  Seller shall not solicit any offer for the purchase of the property or otherwise market the Property so long as the Agreement remains in full force and effect with no default by Purchaser.

11.20       No Offer.  This Agreement is of no force or effect unless and until it is signed by Purchaser and Seller and a signed copy of this Agreement delivered by Seller to Purchaser.  The mailing, delivery or negotiation of this Agreement by Seller or Purchaser or any agent or attorney of Seller or Purchaser prior to the full execution and delivery of this Agreement as set forth in this paragraph shall not be deemed an offer by Seller or Purchaser either to enter into this Agreement, whether on the terms contained in this Agreement or on any other terms.  Until the execution and delivery of this Agreement as set forth in this paragraph, Seller or Purchaser may terminate all negotiations and discussion of the subject matter of this Agreement, without cause and for any reason, without recourse or liability.

11.21       Attorneys’ Fees.  Each party shall pay its own attorneys’ fees in connection with the preparation and negotiation of this Agreement; however, if any legal action is instituted hereunder, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and costs related to such legal action, including reasonable attorneys’ fees and costs in all trial, appellate, post-judgment and bankruptcy proceedings.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

Metro Affiliates, Inc.

By:	/s/ Neil Abitabilo
Name: Neil Abitabilo
Title: Chief Financial Officer

PURCHASER:

Pantheon Properties, LLC.

By:	Kenneth Cohen
Name: Kenneth Cohen
Title: Managing Member

Agreed to as to escrow provisions:

Stroock & Stroock & Lavan, LLP

	By:	Richard Siegler
Name: Richard Siegler
Title:Partner

ATTACHED EXHIBITS AND SCHEDULES

A.            Property Description

B.            Permitted Exceptions

C.            New Lease

Schedule 4.2 – Investigations

Schedule 4.2.3 – A – Consultants

Schedule 4.2.3 – B – Escrow Agreement

Schedule 5.1(a) – Deed

Schedule 5.1(c) – FRPTA

Schedule 7.1.1(g) – Assignment of Lease

Schedule 5.1(j) – Title Affidavit

EXHIBIT A

(Property Description)

A-1

EXHIBIT B

(Permitted Exceptions)

1.             Billboard Lease.

2.             Non-exclusive permanent and perpetual aerial easement for elevated highway (Major Deegan Expressway) made by the Lehigh Valley Railway Company and Lehigh Valley Railroad Company to the City of New York dated March 2w7, 1947 recorded April 14, 1947 in Liber 1527 Cp 320.

3.             Non-exclusive subsurface easements (Parcels 4W, 5W, 6W, 7W and 8W) for the construction and maintenance of foundations, footings, and columns to support the elevated viaduct of the Major Deegan Expressway made by the Lehigh Valley Railroad Company, success by merger with the Lehigh Valley Railroad Company to the City of New York dated February 29, 1960 recorded February 11, 1960 in Liber 2393 Cp 290.

4.             Terms and conditions of Waiver of Legal Grade made by Metro Affiliates Inc. to the City of New York dated August 18, 1992 recorded in October 6, 1992 in Reel 1123 Page 1460.

5.             Final Certificate of Eligibility recorded on 2/8/1996 in Reel 1369 Page 328.

B-1

SCHEDULE C

(New Lease)

2

Schedule 4.2

Investigation Specifications

The following shall be permitted test borings on the Land:

1,             Up to 8 borings in the parking lot.

2.             Up to 3 borings in the truck bays.

3

Schedule 4.2.3-A

(Consultants)

ERM, Inc.
475 Park Avenue
New York, NY  10016
(212) 447-1900

Attention:  Carla Weinpahl

AKRF, Inc.
116 East 27th Street
New York, NY  10016
(646) 459-534
Attention:  Mark Godick

4

Schedule 4.2.3-B

(Escrow Agreement)

5

Schedule 5.1(a)

(Deed)

(Form 8001 (3/00))

S-1

Schedule 5.1(c)

CERTIFICATION OF NON-FOREIGN STATUS UNDER

TREASURY REGULATIONS SECTION 1.1445-2(b)

(NON-DISREGARDED ENTITY GRANTOR/TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Metro Affiliates, Inc., a New York corporation (the “Company”) the undersigned hereby certifies the following on behalf of the Company:

1.             The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.             The Company is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);

3.             The Company’s U.S. employer identification number is                 ; and

4.             The Company’s office address is 399 Exterior Street, Bronx, New York 10451.

The Company understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Company.

Dated:	, 2005	Metro Affiliates, Inc.

By:
Name:
Title:

S-1

Schedule 5.1(g)

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is executed as of the         day of                        , 20    by and between [                                              ], a [                                               ], having an address                                        (“Assignor”) and [                                    ], a [                                                     ], having an address c/o [                                                    ] (“Assignee”).

WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Sale dated as of                                                    between Assignor and Assignee).

WHEREAS, the Property is encumbered by that certain tenant (the “Tenant”) occupying space under the lease listed and described on Exhibit A annexed hereto and made a part hereof (collectively, the “Tenant Lease”).

WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Tenant Lease.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Tenant Lease, including the security deposit pursuant thereto of $                    and interest thereon of $                         and Assignee shall indemnify and hold Assignor harmless with respect to any loss arising from failure to return the security deposit or interest thereon to the Tenant.

2.             Assignee hereby affirmatively and unconditionally assumes all of Assignor’s obligations and liabilities under the Tenant Lease arising from and after the date hereof provided that Assignor shall permit Assignee to have access to the property to the extent necessary to perform such obligations.

3.             This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever except as set forth herein.  Assignee shall be liable for and Assignee hereby indemnifies and holds harmless Assignor and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Assignor’s behalf or otherwise related to or affiliated with Assignor (collectively, “Assignor

S-1

Related Parties”) against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges Assignor or any Assignor Related Party may incur or suffer as a result of or which arises (directly or indirectly) out of the assumption by Assignee of the obligations or liabilities assumed by Assignee hereunder.  Assignor shall be liable for and Assignor hereby indemnifies and holds harmless Assignee and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Assignee’s behalf or otherwise related to or affiliated with Assignee (collectively, “Assignee Related Parties”) against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges Assignee or any Assignee Related Party may incur or suffer as a result of or which arises (directly or indirectly) prior to the assumption by Assignee of the obligations or liabilities assumed by Assignee hereunder.

4.             This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

5.             The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

[	]

By:
Name:
Title:

ASSIGNEE:

[	]

By:
Name:
Title:

S-2

EXHIBIT A

[Billboard Lease]

S-1

Schedule 5.1(j)

(Affidavit of title)

S-1